Exhibit 10.5

STOCK ACQUISITION AGREEMENT

THIS STOCK ACQUISITION AGREEMENT dated as of the 24th day of July, 2007,

BETWEEN:

SOLTERA MINING CORP., a company incorporated under the laws of the State of Nevada and having an office located at 1005 – 289 Drake Street, Vancouver, British Columbia, V6B 5Z5

(the “Purchaser”)

AND:

FABIO MONTANARI, a businessman with Italian Passport No. E571059 with current domicile at Via il Perugino 8, No. 09121 Cagliari, Italy

(the “Shareholder”)

WHEREAS:

A.

The Shareholder is the registered and beneficial owner of all of the shares in the capital of Incas Mineral, S.A. (the “Shares”);

B.

The Shareholder wishes to sell, and the Purchaser wishes to purchase, the Shares pursuant to the terms and conditions of this agreement;

C.

Incas Mineral, S.A. is party to one exploration agreement with an option to purchase dated July 6, 2007 between the Antonio Augustin Giulianotti and Incas Mineral, S.A. (the “First Option Agreement”) and a second exploration agreement with an option to purchase dated July 6, 2007 between Antonio Augustin Giulianotti and Incas Mineral, S.A. (the “Second Option Agreement”);

NOW THEREFORE THIS AGREEMENT WITNESSES that for and in consideration of $1.00 and other good and valuable consideration paid by each party to the other, the receipt and sufficiency of which are acknowledged, the parties covenant and agree as follows:

1.

The Shareholder agrees to sell and the Purchaser agrees to purchase the Shares for and at a price of US$ 1,500.00, which represents all of the Shareholder’s costs for incorporating and organizing Incas Mineral, S.A.

2.

As consideration for the acquisition of the Shares, the Purchaser will:

a.

nominate the Shareholder for appointment to the Purchaser’s board of directors and for appointment as the president and CEO of the Purchaser;

b.

pay the Shareholder a management fee of US$8,500 per month for providing management services to the Purchaser in his role as president and CEO of the Purchaser; and

c.

agree to issue to the Shareholder a number of shares of common stock in the capital of the Purchaser equal to 10% of the issued and outstanding shares of the Purchaser at the time the Purchaser complete a bankable feasibility study on any group of mineral properties as represented by either the First Option Agreement or the Second Option Agreement.

d.

agree to issue to the Shareholder a number of shares of common stock in the capital of the Purchaser equal to 10% of the issued and outstanding shares of the Purchaser at the time the Purchaser complete a bankable feasibility study on any group of future mineral properties that the Shareholder is responsible for bringing to the Purchaser while the Shareholder is active as the President and/or CEO of the Purchaser.

e.

if any group of future mineral properties that the Shareholder is responsible for bringing to the Purchaser while the Shareholder is active as the President and/or CEO of the Purchaser is sold or will be completely bought from the purchaser prior to the completion of a bankable feasibility study, the Purchaser will agree to issue to the Shareholder a number of shares of common stock in the capital of the Purchaser equal to 10% of the issued and outstanding shares of the Purchaser.

f.

in the case of any 10% share issuance related to a bankable feasibility study the Purchaser shall issue the common stock in the capital of the Purchaser as follows: Fabio Montanari 90% and Kevan Lynton Ashworth 10%.

g.

the maximum percentage of shares of common stock in the capital of the Purchaser that can be own at the same time from the Shareholder will be limited to 65% of the outstanding shares of the Purchaser.

3.

The Shareholder represents and warrants to the Purchaser that:

a.

The Shareholder owns the Shares as the legal and beneficial owner thereof, free of all liens, claims, charges and encumbrances of every nature and kind whatsoever.  The Shares are fully paid and non-assessable and the Shareholder has due and sufficient right and authority to enter into this agreement and to transfer the legal and beneficial title and ownership of the Shares to the Purchaser.

b.

No person, firm or corporation has any agreement or option or a right capable of becoming an agreement for the purchase of the Shares, with the exception of this agreement.

4.

The effective date of sale and purchase of the Shares will be July 24, 2007 (the “Closing”).

5.

At the Closing,

a.

the Shareholder will deliver to the Purchaser the share certificates, duly endorsed for transfer, representing the Shares;

b.

the Purchaser will deliver a cheque in the amount of US$1,500.00 to the Shareholder representing the full consideration for the purchase price of the Shares; and

c.

the Purchaser will appoint the Shareholder as an additional director to the board of directors and as president and CEO of the Purchaser.

6.

This agreement will enure to the benefit of and will be binding upon the parties and their respective successors and assigns.

7.

Time will be of the essence of this agreement.

8.

The parties will sign such further assurances and other documents and instruments and do such further and other things as may be necessary to implement and carry out the intent of the agreement.

IN WITNESS WHEREOF the parties have signed this Stock Acquisition Agreement as of the day and year first above written.

Soltera Mining Corp.

Per:

/s/ Nadwynn Sing

Authorized Signatory

/s/ Fabio Montanari

Fabio Montanari